    As filed with the Securities and Exchange Commission on February 7, 1997

                                                       Registration No.333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                               ACT NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                        77-0396887
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                                 188 CAMINO RUIZ
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 388-2474
               (Address of principal executive offices) (Zip Code)

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)

                                   MARTIN SHUM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ACT NETWORKS, INC.
                                 188 CAMINO RUIZ
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 388-2474

                     (Name and address of agent for service)

                                   Copies to:
                          Frederic A. Randall Jr., Esq.
                              Susan N. Cayley, Esq.
                         Brobeck, Phleger & Harrison LLP
                        4675 MacArthur Court, Suite 1000
                             Newport Beach, CA 92660
                                 (714) 752-7535

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed               Proposed
            Title of                                                Maximum               Maximum
           Securities                        Amount                Offering              Aggregate            Amount of
              to be                          to be                   Price               Offering           Registration
           Registered                     Registered(1)           per Share(2)           Price(2)                Fee

  Options to purchase                    500,000                    N/A                 N/A                     N/A
  Common Stock

  Common Stock, $0.01                    500,000 shares             $31.13              $15,565,000             $4,717
  par value

--------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of ACT Networks, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of ACT Networks, Inc. on February 3, 1997, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         ACT Networks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed with the SEC on November 13, 1996;

         (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed with the SEC on September 27, 1996;

         (c) Amendment to the Registrant's Registration Statement No. 00-25740 on Form 8-A filed with the SEC on May 1, 1995 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"); and

         (d) The Registrant's Registration Statement No. 00-25740 on Form 8-A filed with the SEC on March 23, 1995 pursuant to Section 12 of the 1934 Act in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding with reasonable cause to believe such conduct was lawful. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other

                                      II-1.

actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

         In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a directors' responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Registrant intends to obtain a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in his or her capacity as a director or officer.

         In addition, the Registrant will enter into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------

     4                Instruments Defining the Rights of Stockholders.  Reference is made to the Registrant's
                      Registration Statement No. 00-25740 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1              Consent of Ernst & Young LLP, Independent Accountants.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1              1995 Stock Option/Stock Issuance Plan, as amended and restated through September 17,
                      1996.

    99.2* Form of Notice of Grant of Stock Option to be generally used in connection with the Discretionary Option Grant
                      Program of the 1995 Stock Option/Stock Issuance Plan.

                                      II-2.

    99.3*             Form of Stock Option Agreement to be generally used in
                      connection with the Discretionary Option Grant Program of
                      the 1995 Stock Option/Stock Issuance Plan.
    99.4*             Form of Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Right).
    99.5*             Form of Addendum to Stock Option Agreement (Involuntary
                      Termination Following Change in Control).
    99.6*             Form of Addendum to Stock Option Agreement (Special Tax
                      Elections).
    99.7*             Form of Notice of Grant of Automatic Stock Option (Initial
                      Grant).
    99.8*             Form of Notice of Grant of Automatic Stock Option (Annual
                      Grant).
    99.9*             Form of Automatic Stock Option Agreement.
    99.10*            Form of Stock Issuance Agreement.
    99.11*            Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following
                      Change in Control).
    99.12*            Form of Addendum to Stock Issuance Agreement (Special Tax Elections).
    99.13             Form of Notice of Grant (Immediately Exercisable).
    99.14             Form of Stock Option Agreement (Immediately Exercisable).
    99.15             Form of Stock Purchase Agreement (Immediately Exercisable).
    99.16             Letter to ACT Executive Officers re: Revision of Option Exercise Provisions.


* Incorporated by reference to the Registrant's Registration Statement No. 33-80007 on Form S-8, filed with the SEC on December 4, 1995.

Item 9.  Undertakings

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on this 4th day of February, 1997.

                                             ACT NETWORKS, INC.

                                          By: /s/ MARTIN SHUM
                                             ---------------------------------
                                             Martin Shum
                                             President, Chief Executive Officer
                                             and Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of ACT Networks, Inc., a Delaware corporation, do hereby constitute and appoint Martin Shum and Melvin L. Flowers and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----

/s/ MARTIN SHUM
------------------------                    President, Chief Executive Officer             February 4, 1997
Martin Shum                                 and Chairman of the Board
                                           (Principal Executive Officer)
/s/ MELVIN L. FLOWERS
------------------------                    Vice President, Finance and                    February 4, 1997
Melvin L. Flowers                           Administration
                                            and Chief Financial Officer
                                           (Principal Financial and Accounting Officer)


                                      II-4.

/s/ BRIG. GEN. HOWARD R. JOHNSON         Director            February 4, 1997
--------------------------------
Brig. Gen. Howard R. Johnson

/s/ WILLIAM AMBROSE                      Director            February 4, 1997
--------------------------------
William Ambrose

/s/ ARCHIE J. MCGILL                     Director            February 4, 1997
--------------------------------
Archie J. McGill



                                      II-5.

                                  EXHIBIT INDEX

        Exhibit
        Number        Exhibit
        ------        -------

         4            Instruments Defining the Rights of Stockholders.  Reference is made to the Registrant's
                      Registration Statement No. 00-25740 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
         5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of Ernst & Young LLP, Independent Accountants.
        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
        99.1          1995 Stock Option/Stock Issuance Plan, as amended and restated through September 17,
                      1996.
        99.2*         Form of Notice of Grant of Stock Option to be generally
                      used in connection with the Discretionary Option Grant
                      Program of the 1995 Stock Option/Stock Issuance Plan.
        99.3*         Form of Stock Option Agreement to be generally used in
                      connection with the Discretionary Option Grant Program of
                      the 1995 Stock Option/Stock Issuance Plan.
        99.4*         Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
        99.5*         Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change
                      in Control).
        99.6*         Form of Addendum to Stock Option Agreement (Special Tax Elections).
        99.7*         Form of Notice of Grant of Automatic Stock Option (Initial Grant).
        99.8*         Form of Notice of Grant of Automatic Stock Option (Annual Grant).
        99.9*         Form of Automatic Stock Option Agreement.
        99.10*        Form of Stock Issuance Agreement.
        99.11*        Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following
                      Change in Control).
        99.12*        Form of Addendum to Stock Issuance Agreement (Special Tax Elections).
        99.13         Form of Notice of Grant (Immediately Exercisable).
        99.14         Form of Stock Option Agreement (Immediately Exercisable).
        99.15         Form of Stock Purchase Agreement (Immediately Exercsiable).
        99.16         Letter to ACT Executive Officers re: Revision of Option Exercise Provisions.


* Incorporated by reference to the Registrant's Registration Statement No. 33-80007 on Form S-8, filed with the SEC on December 4, 1995.